Exhibit 10.1

AMENDMENT NO. 1

TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF DBR LAND HOLDINGS LLC

This AMENDMENT NO. 1 (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement of DBR Land Holdings LLC, Delaware limited liability company (the “Company”), dated July 1, 2024 (the “LLCA”), is executed by the Managing Member and the majority in interest Member, as of October 4, 2024, to be effective as of September 30, 2024 (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the LLCA.

RECITALS

WHEREAS, pursuant to Section 11.1(a) of the LLCA, the LLCA may be amended by the Managing Member, together with a majority in interest of the Members.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the LLCA is hereby amended and the parties hereto hereby agree as follows.

AGREEMENT

Section 1. Amendment. The LLCA is hereby amended as follows:

(a) to insert the following as a new Section 3.6(b)(iii) in the LLCA:

“(iii) Notwithstanding any other provisions of this Agreement, so long as a Redeeming Member and its Affiliates own at least 40% of the Voting Power (as defined in the Shareholder’s Agreement) of PubCo, (A) the Company may not make a Cash Election to settle a Redemption by such Redeeming Member and (B) PubCo may not elect to pay the Cash Election Amount in connection with its exercise of the Call Right with respect to a Redemption by such Redeeming Member, in each case, unless, prior to or contemporaneously with making such Cash Election or electing to pay the Cash Election Amount, as applicable, (y) PubCo has issued a number of PubCo Equity Securities at least equal to the number of Units subject to such Redemption and (z) in the case of clause (A), PubCo shall have contributed to the Company an amount in cash equal to the net proceeds, net of any Discount (including, for the avoidance of doubt, any deferred Discounts payable in connection with or as a result of such issuance), from such issuance of such PubCo Equity Securities; provided that once an issuance of a PubCo Equity Security has been applied pursuant to this sentence to permit a Cash Election or an election to pay the Cash Election Amount in connection with the exercise of the Call Right, such issuance may not be utilized to permit a subsequent Cash Election or an election to pay the Cash Election Amount in connection with the exercise of the Call Right.”

(b) to replace Section 3.6(b)(i) in the LLCA with the following:

“(i) Subject to the satisfaction of any Redemption Contingency that is specified in the relevant Redemption Notice, the Redemption shall be completed on the Redemption Date and such Class A Shares issuable upon the Redemption, or, if a Cash Election has been made, the Cash Election Amount shall be delivered to the Redeeming Member, as applicable, as soon as reasonably practicable on or following the Redemption Date; provided, that if a valid Cash Election has not been made, the Redeeming Member may, at any time prior to the date that is one Business Day prior to the Redemption Date, revoke its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to PubCo, except, for the avoidance of doubt, in the event the Redeeming Member has waived such revocation right prior to delivering such Redemption Notice); provided, however, that in no event may the Redeeming Member deliver more than one Retraction Notice in any calendar quarter; provided further, that (A) if (I) PubCo has not complied with its obligations under the Registration Rights Agreement with respect to the Redeeming Member at the time of delivery of a Retraction Notice, (II) the Redeeming Member is in possession of any material non-public information concerning PubCo, the receipt of which results in such Redeeming Member being prohibited or restricted from selling Class A Shares at or immediately following the Redemption without disclosure of such information, (III) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Shares is then traded or (IV) there shall be in effect an injunction, a restraining order or a decree of any nature that restrains or prohibits the Redemption, such notice shall not be subject to the quarterly limitation in the immediately preceding clause and (B) if the Company shall have made a Cash Election or PubCo shall have elected to pay the Cash Election Amount in connection with its exercise of the Call Right, in either case, where such election is subject to Section 3.6(b)(iii), but the Company or PubCo, as applicable, shall have failed to complete the related Redemption, the Redeeming Member shall be entitled to revoke its Redemption Notice at any time prior to consummation of such Redemption by delivering a Retraction Notice to the Company (which revocation right shall not be subject to any other limitation set forth herein). The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, the Company’s and PubCo’s (and any other member of the PubCo Holdings Group, as applicable) rights and obligations arising from the retracted Redemption Notice.”

Section 2. No Other Amendments. The provisions of the LLCA shall remain in full force and effect except as expressly amended and modified as set forth in this Amendment. The LLCA, as amended by this Amendment, is hereby ratified and confirmed in all respects. In the event of a conflict between the terms of this Amendment and the terms of the LLCA, the terms of this Amendment shall control.

Section 3. Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute a single instrument. Delivery of a copy of this Amendment bearing an original signature by electronic mail in portable document format (PDF) or similar means of electronic delivery shall have the same effect as physical delivery of the paper document bearing the original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment effective as of the Effective Date.

MANAGING MEMBER:

LANDBRIDGE COMPANY LLC

By:	/s/ Jason Long
Name:	Jason Long
Title:	President and Chief Executive Officer

MAJORITY IN INTEREST MEMBER:

LANDBRIDGE HOLDINGS LLC

By:	/s/ Jason Long
Name:	Jason Long
Title:	President and Chief Executive Officer

Amendment No. 1

to Amended and Restated Limited Liability Company Agreement

of DBR Land Holdings LLC